Exhibit 23.2

               [Letterhead of Daszkal Bolton Manela Devlin & Co.]

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We consent to the use in this Registration Statement on Form SB-2 of our report dated October 8, 2001, related to the financial statements of Anagram Plus, Inc. and to the reference to our firm under the caption "experts" in the Prospectus.


                                  /s/Daszkal Bolton Manela Devlin & Co., CPA's

Boca Raton, Florida
October 11, 2001